UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 1, 2015
(July 1, 2015)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Coal Supply Agreement

On July 1, 2015, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc. (“PNMR”), entered into a Coal Supply Agreement (the “CSA”) with Westmoreland Coal Company (“Westmoreland”). The CSA provides for coal to be supplied from the San Juan Mine to the San Juan Generating Station (“SJGS”), which is jointly owned and operated by PNM. The CSA replaces the current agreement for coal supply for SJGS, among PNM, Tucson Electric Power Company (“TEP”) and San Juan Coal Company (“SJCC”), which expires on December 31, 2017 (the “Existing Coal Agreement”).

The CSA becomes effective upon the closing (the “Closing”) under the stock purchase agreement (the “Purchase Agreement”) by and between Westmoreland and BHP Billiton New Mexico Coal, Inc. (“BBNMC”), dated July 1, 2015, pursuant to which Westmoreland, among other things, will purchase from BBNMC all of the issued and outstanding capital stock of SJCC, the owner of the San Juan Mine. The Closing is anticipated to occur on December 31, 2015. The owners of SJGS contemplate entering into the San Juan Project Restructuring Agreement (the “SJ Restructuring Agreement”), which is anticipated to be fully executed by August 1, 2015. The effectiveness of each of the CSA and the SJ Restructuring Agreement is dependent on the other becoming effective. The SJ Restructuring Agreement and the CSA are both anticipated to become effective on January 1, 2016.

The CSA has an initial term through June 30, 2022, with any extension thereof to be mutually agreed by the parties by the end of 2018. In the event the initial term is not extended, PNM has the discretion to purchase (or assign rights to purchase) SJCC at the end of the initial term.

The CSA is a fixed price contract, subject to escalation with pass through costs on certain limited items and contains certain “take or pay” provisions. The CSA requires Westmoreland to deliver 100% of the coal needs of SJGS. Pursuant to the CSA, PNM is obligated to reimburse SJCC for mine reclamation costs associated with the provision of coal (which obligation would be met through a separate Reclamation Services Agreement). As of the Closing, Westmoreland’s rights and obligations under the CSA shall be assigned to SJCC.

Item 1.02 Termination of a Material Definitive Agreement.

Underground Coal Sales Agreement Termination and Mutual Release Agreement

On July 1, 2015, PNM entered into an Underground Coal Sales Agreement Termination and Mutual Release Agreement (the “UG-CSA Termination and Mutual Release Agreement”) with SJCC, BBNMC and TEP. The UG-CSA Termination and Mutual Release Agreement, among other things, provides for termination of the Existing Coal Agreement contemporaneously with the Closing referred to in Item 1.01 above, and, except as otherwise provided in the UG-CSA Termination and Mutual Release Agreement, each of the parties thereto shall release each other from and against all claims, demands, damages, liabilities, obligations, costs and expenses under the Existing Coal Agreement.

Letter Agreement Termination

As previously reported, on May 14, 2015, PNM entered into a letter agreement (the “Letter Agreement”) with Westmoreland. Pursuant to the Letter Agreement, PNM and Westmoreland agreed to execute and deliver the CSA, as well as a Reclamation Services Agreement and a Coal Combustion Residuals Disposal Agreement, each substantially in the form submitted by PNM to the NMPRC on a confidential basis on May 1, 2015. Given the execution of the CSA on July 1, 2015, PNM and Westmoreland entered into a Letter Agreement Termination on July 1, 2015 that terminated the Letter Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: July 1, 2015	/s/ Patrick V. Apodaca
Patrick V. Apodaca
Senior Vice President, General Counsel and Secretary
(Officer duly authorized to sign this report)